EXHIBIT 15
                                                                      ----------

                     LETTER FROM INDEPENDENT ACCOUNTANTS
              REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



August 6, 2003

Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Northrop Grumman Corporation and subsidiaries for the periods ended March 31, 2003 and 2002, and June 30, 2003 and 2002, as indicated in our reports dated May 9, 2003, and July 25, 2003, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, and June 30, 2003, are being incorporated by reference in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/ DELOITTE & TOUCHE LLP
Los Angeles, California